LEATT® MRX SAFETY BULLETIN

HEAD & NECK RESTRAINT SYSTEM ONLY

August 2014

TO:	All LEATT MRX Distributors, Dealers and Consumers

FROM:	Leatt Corporation, Cape Town, SA

PRODUCT:	Leatt MRX Head & Neck Restraint System only

Leatt Corporation’s quality assurance procedures identified a materials flaw in our Head and Neck Restraint System (“MRX”) used exclusively in auto racing. The device can crack unexpectedly.

CONSUMER - WHAT TO DO

•	STOP using your MRX device. No other product is affected.

•	CONTACT your point of purchase to return your MRX device for a replacement, refund or credit.

DEALER - WHAT TO DO

•	STOP selling MRX devices. No other product is affected.

•	CONTACT all MRX device purchasers and communicate the contents of this bulletin.

•	ASK all MRX device purchasers to return the device to you for a replacement, refund or a credit. No other product is eligible.

•	RETURN all MRX devices in stock as well as those returned from consumers to your distributor for a credit.

DISTRIBUTOR - WHAT TO DO

•	STOP selling MRX devices. No other product is affected.

•	CONTACT all MRX device purchasers and communicate the contents of this bulletin.

•	ASK all MRX device purchasers to return the brace to you for replacement or, if requested, a refund. No other product is eligible.

•	REMOVE the Leatt serial number sticker and SFI sticker from all returned MRX devices, as well as MRX devices in your stock, scan the Leatt serial number stickers, and email them to Edith Wolmarans: edith@leatt.com or fax to: +27-21 55 77 381. Attention Edith.

•	DESTROY all MRX devices returned by dealers and consumer as well as those in your stock by cutting the chassis in half.

WHAT WE DO

•	CREDIT distributors account for all MRX device serial number stickers returned via email or fax, or

•	SUPPLY replacement MRX devices as quickly as manufacturing and quality assurance allows. We apologize for the inconvenience, but safety and quality remain our priorities.